UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 21, 2008, Lee Enterprises, Incorporated (the “Company”) reported its preliminary results for the second fiscal quarter ended March 30, 2008. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Earnings Release – Second fiscal quarter ended March 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: April 21, 2008	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Second fiscal quarter ended March 30, 2008

3

Exhibit 99.1 - Earnings Release – Second fiscal quarter ended March 30, 2008

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports preliminary results for second fiscal quarter

DAVENPORT, Iowa (April 21, 2008) — As a result of a previously announced non-cash accounting charge, Lee Enterprises, Incorporated (NYSE: LEE), has recorded a loss of 10 cents per common share in preliminary results for its second fiscal quarter ended March 30, 2008, compared with earnings of 26 cents a year ago. Net income was $3.0 million, compared with $11.9 million a year ago. Adjusted(1) for unusual items, earnings per common share were 8 cents, compared with 19 cents a year ago.

As announced March 28, 2008, the preliminary results include a non-cash charge of 17 cents per share to record the current value of the company’s future liability related to acquisition of the 5 percent minority share in its St. Louis partnership.

The preliminary results do not yet include non-cash charges for impairment of goodwill and potentially other intangible assets, also announced March 28, 2008. An estimate of those charges will be included in financial statements to be filed with the Securities and Exchange Commission in the company’s Form 10-Q on or before May 9, 2008.

Mary Junck, chairman and chief executive officer, said: “The economic slowdown has taken a toll on classified advertising revenue, especially real estate and employment, and we’re driving hard to perform well in a tough environment. Meanwhile, our audiences continue to grow both in print and online, further enhancing our position as the leading provider, by far, of local news, information and advertising in our markets.”

The quarter included an additional business day, a Sunday, compared with a year ago for all except the former Pulitzer properties, affecting both revenue and expense comparisons.

Total operating revenue from continuing operations for the quarter decreased 4.7 percent from a year ago to $247.7 million. Total advertising revenue decreased 5.7 percent, to $186.1 million, with online advertising revenue up 7.5 percent. Combined print and online retail advertising decreased 0.4 percent. Combined print and online classified advertising revenue decreased 12.0 percent, with employment down 14.6 percent, automotive down 11.9 percent and real estate down 22.1 percent. National advertising revenue decreased 13.3 percent. Circulation revenue decreased 1.7 percent. Same property(2) revenue results were identical to reported results.

Operating expenses, excluding depreciation and amortization, increased 0.8 percent, with compensation down 2.7 percent, newsprint and ink down 10.1 percent and other cash costs up 5.2 percent. Same property operating expenses, excluding unusual items, declined 1.7 percent, with compensation down 2.1 percent, newsprint and ink down 12.1 percent and other cash costs up 3.1 percent.

Compared with a year ago, operating cash flow(3) decreased 23.9 percent to $44.1 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 44.1 percent to $22.3 million.

Non-operating expenses, which consist primarily of financial expense, net of financial income, decreased 17.8 percent to $17.3 million. Income from continuing operations before income taxes decreased 73.5 percent to $5.0 million. Income from continuing operations decreased 74.4 percent, to $3.0 million. Net income, including discontinued operations, also totaled $3.0 million.

Free cash flow(4) totaled $9.8 million for the quarter, compared with $16.9 million a year ago. Net debt was reduced by $7.2 million in the quarter, and $19 million of Lee common stock was repurchased.

ADJUSTED EARNINGS AND EPS

Unusual matters affecting year-over-year comparisons for the quarter included, in 2008, workforce adjustments in several locations, including Madison Newspapers, Inc., and recording of the current value of the company’s future liability related to acquisition of the 5 percent minority share in its St. Louis partnership. Unusual matters in 2007 included gains related to benefit curtailment for certain groups of employees in Lee and in the Tucson partnership.

The following table summarizes the impact on preliminary net income and earnings per diluted common share from unusual items. Per share amounts may not add due to rounding.

	13 Weeks Ended March 30, 2008		3 Months Ended March 31, 2007

(Thousands, except EPS)	Amount	Per Share	Amount	Per Share

Preliminary income (loss) available to common stockholders, as reported	$(4,450)	$(0.10)	$11,891	$0.26

Adjustments:
Workforce adjustments	411		—
Workforce adjustments, Madison	404		—
Curtailment gains	—		(3,731)
Curtailment gains, Tucson	—		(1,037)

	815		(4,768)
Income tax expense (benefit) of adjusments, net, and impact on minority interest	(187)		1,799

	628	0.01	(2,969)	(0.06)

Preliminary income (loss) available to common stockholders, as adjusted	(3,822)	(0.09)	8,922	$0.19

Change in redeemable minority interest liability	7,483	0.17	—	—

Preliminary net income, as adjusted	$3,661	$0.08	$8,922	$0.19

YEAR TO DATE

For the first and second fiscal quarters combined, there were no day exchanges compared with the previous year.

Total operating revenue from continuing operations for the two quarters decreased 5.5 percent from a year ago to $527.6 million. Total advertising revenue decreased 6.1 percent, to $403.7 million, with online advertising revenue up 15.1 percent. Combined print and online retail advertising decreased 1.6 percent. Combined print and online classified advertising revenue decreased 10.7 percent, with employment down 11.4 percent, automotive down 10.7 percent and real estate down 20.9 percent. National advertising revenue decreased 19.6 percent. Circulation revenue decreased 3.0 percent.

Operating expenses, excluding depreciation and amortization, decreased 2.1 percent, with compensation down 3.1 percent, newsprint and ink down 14.8 percent and other cash costs up 1.9 percent. Same property operating expenses, excluding unusual items, decreased 3.0 percent, with compensation down 2.0 percent, newsprint and ink down 16.0 percent and other cash costs up 0.9 percent.

Compared with a year ago, operating cash flow(2) decreased 15.8 percent to $116.6 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 26.6 percent to $76.0 million.

Non-operating expenses, which consist primarily of financial expense, net of financial income, decreased 15.4 percent to $36.3 million. Income from continuing operations before income taxes decreased 34.6 percent to $39.6 million. Income from continuing operations decreased 35.3 percent, to $24.8 million. Net income, including discontinued operations, was $25.2 million.

Free cash flow totaled $57.9 million year to date, compared with $58.9 million a year ago. Net debt was reduced by $40.2 million year to date.

PD LLC LIABILITY

In 2000, Pulitzer Inc. (Pulitzer), which is now a wholly owned subsidiary of the company, and The Herald Company, Inc. (Herald Inc.) completed the transfer of their respective interests in the assets and operations of the St. Louis Post-Dispatch and certain related businesses to a new joint venture known as St. Louis Post-Dispatch LLC (PD LLC). Under the terms of the operating agreement governing PD LLC, Pulitzer and another subsidiary hold a 95 percent interest in the results of operations of PD LLC, and The Herald Publishing Company, LLC (Herald), as successor to Herald Inc., holds a 5 percent interest. Herald’s 5 percent interest has been reported as minority interest in the company’s Consolidated Statements of Income and Comprehensive Income at historical cost, plus accumulated earnings since the acquisition of Pulitzer. At March 30, 2008, this liability totaled approximately $7.7 million.

On May 1, 2010, Herald will have a one-time right to require PD LLC to redeem Herald’s interest in PD LLC, together with Herald’s interest in a related entity (the 2010 Redemption). The May 1, 2010, redemption price for Herald’s interest will be determined pursuant to a formula. Based on this formula, the present value of the 2010 Redemption at March 30, 2008, is approximately $70.8 million. The company has concluded the remaining amount of this potential liability should be recorded in its Consolidated Balance Sheet as of March 30, 2008, with the offset primarily to goodwill in the amount of $55.6 million, and the remainder recorded as a reduction to retained earnings. The company has been disclosing this obligation since its acquisition of Pulitzer in 2005.

Recording of the liability for the 2010 Redemption at the present time will also result in a reduction of earnings per common share for the quarter ended March 30, 2008, of 17 cents, which accounts primarily for the time value of the increase in the liability since the date of acquisition of Pulitzer in 2005. The company estimates the ongoing impact on earnings per common share of up to 8 to 10 cents per year through April 2010. There is no impact on net income based on application of current accounting standards. Also, under such standards, if the 2010 Redemption does not occur, the liability and earnings per common share impact discussed above will be reversed in May 2010.

The 2010 Redemption, if exercised, will be funded by restricted cash and investments set aside for this purpose that will total $150 million on May 1, 2010, the amount required to be set aside under the operating agreement. If the 2010 Redemption is exercised, restricted cash and investments in excess of the redemption amount will be released for general corporate purposes. If the 2010 Redemption is not exercised, the full amount of the restricted cash will be released at that time.

If Herald does not exercise the 2010 Redemption, PD LLC will terminate on May 1, 2015. At that time, Herald will be entitled to the liquidating value of its interests in PD LLC, which will be paid in cash by the company.

The redemption of Herald’s interest in PD LLC either on May 1, 2010, or upon termination of PD LLC in 2015, is expected to generate significant tax benefits to the company as a consequence of the resulting increase in the tax basis of the assets owned by PD LLC and the related depreciation and amortization deductions.

IMPAIRMENT CHARGE

On March 28, 2008, Lee announced that it expects to record a significant non-cash impairment charge to earnings in its financial statements for the quarter ended March 30, 2008. The non-cash impairment charge is consistent with the manner in which other publishing companies and those in other industries are responding to current equity market valuation issues.

The charge, which the company preliminarily estimates could be $500 million to $700 million after income taxes, will substantially reduce the book value of goodwill and potentially that of other intangible assets, including certain newspaper mastheads. The charge will have no effect on cash flows, but will reduce reported earnings per common share, resulting in a loss for the quarter ended March 30, 2008, and full year ending September 28, 2008. The impairment testing is being performed in accordance with generally accepted accounting principles, which, among other factors, requires consideration of differences between current book value and the fair value of all of the company’s assets, including current market capitalization.

Because of the complex nature of the calculations involved, the final amount of the charges will not be determined for several months. A more definitive estimate of the charges will be included in financial statements to be filed with the Securities and Exchange Commission in the company’s Form 10-Q on or before May 9, 2008.

ABOUT LEE

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 50 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract nearly 12 million unique visitors monthly, and Lee’s weekly publications are distributed to more than 4.5 million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www. lee .net.

LEE ENTERPRISES, INCORPORATED
PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

(Thousands, Except EPS Data)	13 Weeks Ended Mar 30, 2008	3 Months Ended Mar 31, 2007%		26 Weeks Ended Mar 30, 2008	6 Months Ended Mar 31, 2007%

Advertising revenue:
Retail	$99,097	$100,534	(1.4)%	$226,666	$232,255	(2.4)%
National	11,233	12,951	(13.3)	24,815	30,854	(19.6)
Classified:
Daily newspapers:
Employment	15,700	20,245	(22.4)	31,067	39,395	(21.1)
Automotive	10,895	13,116	(16.9)	22,624	27,112	(16.6)
Real estate	10,530	13,728	(23.3)	22,073	28,514	(22.6)
All other	9,805	8,544	14.8	19,793	17,887	10.7
Other publications	10,849	11,488	(5.6)	21,522	22,750	(5.4)

Total classified	57,779	67,121	(13.9)	117,079	135,658	(13.7)
Online	13,494	12,555	7.5	26,969	23,422	15.1
Niche publications	4,530	4,204	7.8	8,174	7,765	5.3

Total advertising revenue	186,133	197,365	(5.7)	403,703	429,954	(6.1)

Circulation	49,087	49,912	(1.7)	98,892	101,948	(3.0)
Commercial printing	3,805	3,908	(2.6)	7,980	8,092	(1.4)
Online services & other	8,700	8,782	(0.9)	17,006	18,462	(7.9)

Total operating revenue	247,725	259,967	(4.7)	527,581	558,456	(5.5)

Operating expenses:
Compensation	105,985	108,938	(2.7)	214,179	221,129	(3.1)
Newsprint and ink	24,349	27,086	(10.1)	49,452	58,011	(14.8)
Other operating expenses	73,250	69,658	5.2	147,376	144,581	1.9
Curtailment gains	—	(3,731)	NM	—	(3,731)	NM

Operating expenses, excluding depreciation and amortization	203,584	201,951	0.8	411,007	419,990	(2.1)

Operating cash flow (3)	44,141	58,016	(23.9)	116,574	138,466	(15.8)
Depreciation	8,817	8,591	2.6	16,976	16,839	0.8
Amortization	14,868	14,933	(0.4)	29,740	29,888	(0.5)
Equity in earnings of associated companies:
Tucson partnership	1,221	3,963	(69.2)	3,633	7,875	(53.9)
Madison Newspapers	587	1,342	(56.3)	2,476	3,935	(37.1)

Operating income	22,264	39,797	(44.1)	75,967	103,549	(26.6)

Non-operating income (expense):
Financial income	1,520	1,522	(0.1)	3,316	3,031	9.4
Financial expense	(18,824)	(22,544)	(16.5)	(39,674)	(45,979)	(13.7)
Other, net	24	—	NM	24	—	NM

	(17,280)	(21,022)	(17.8)	(36,334)	(42,948)	(15.4)

Income from continuing operations before income taxes	4,984	18,775	(73.5)	39,633	60,601	(34.6)
Income tax expense	1,961	6,627	(70.4)	14,215	21,426	(33.7)
Minority interest	(11)	300	NM	596	804	(25.9)

Income from continuing operations	3,034	11,848	(74.4)	24,822	38,371	(35.3)
Discontinued operations	(1)	43	NM	337	171	NM

Net income	3,033	11,891	(74.5)	25,159	38,542	(34.7)

Change in redeemable minority interest liability	7,483	—	NM	7,483	—	NM

Net income (loss) available to common stockholders	$(4,450)	$11,891	NM	$17,676	$38,542	(54.1)%

Earnings per common share:
Basic:
Continuing operations	$(0.10)	$0.26	NM %	$0.38	$0.84	(54.8)%
Discontinued operations	—	—	NM	0.01	—	NM

	$(0.10)	$0.26	NM %	$0.39	$0.85	(54.1)%

Diluted:
Continuing operations	$(0.10)	$0.26	NM %	$0.38	$0.84	(54.8)%
Discontinued operations	—	—	NM	0.01	—	NM

	$(0.10)	$0.26	NM %	$0.39	$0.84	(53.6)%

Average common shares:
Basic	44,834	45,625		45,331	45,599
Diluted	44,834	45,805		45,331	45,721

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE

(Thousands, Same Property)	13 Weeks Ended Mar 30, 2008	3 Months Ended Mar 31, 2007%		26 Weeks Ended Mar 30, 2008	6 Months Ended Mar 31, 2007%

Retail	$100,157	$100,568	(0.4)%	$228,297	$231,941	(1.6)%

Classified:
Employment	23,937	28,018	(14.6)	47,062	53,123	(11.4)
Automotive	15,134	17,176	(11.9)	31,710	35,492	(10.7)
Real estate	13,889	17,828	(22.1)	29,168	36,873	(20.9)
Other	17,124	16,620	3.0	34,322	33,906	1.2

Total classified revenue	$70,084	$79,642	(12.0)	$142,262	$159,394	(10.7)%

REVENUE BY REGION

(Thousands, Same Property)	13 Weeks Ended Mar 30, 2008	3 Months Ended Mar 31, 2007%		26 Weeks Ended Mar 30, 2008	6 Months Ended Mar 31, 2007%

Midwest	$148,507	$157,748	(5.9)%	$319,236	$341,376	(6.5)%
Mountain West	45,345	45,940	(1.3)	96,227	98,482	(2.3)
West	31,025	34,228	(9.4)	66,471	73,719	(9.8)
East/Other	22,848	22,051	3.6	45,647	44,879	1.7

Total	$247,725	$259,967	(4.7)%	$527,581	$558,456	(5.5)%

DAILY NEWSPAPER ADVERTISING VOLUME

(Thousands, Same Property)	13 Weeks Ended Mar 30, 2008	3 Months Ended Mar 31, 2007%		26 Weeks Ended Mar 30, 2008	6 Months Ended Mar 31, 2007%

Retail	2,945	2,982	(1.2)%	6,489	6,689	(3.0)%
National	161	163	(1.2)	341	365	(6.6)
Classified	3,382	3,660	(7.6)	6,980	7,572	(7.8)

Total	6,488	6,805	(4.7)%	13,810	14,626	(5.6)%

SELECTED BALANCE SHEET INFORMATION

(Thousands)	March 30, 2008	March 31, 2007

Cash	$2,478	$10,821
Restricted cash and investments	118,560	103,560
Debt (principal amount)	1,365,875	1,463,375

SELECTED STATISTICAL INFORMATION

(Dollars in thousands)	13 Weeks Ended Mar 30, 2008	3 Months Ended Mar 31, 2007%		26 Weeks Ended Mar 30, 2008	6 Months Ended Mar 31, 2007%

Capital expenditures	$4,778	$7,006	(31.8)%	$10,840	$12,649	(14.3)%
Same property newsprint volume (tonnes)	37,196	40,730	(8.7)	77,738	84,745	(8.3)
Same property full-time equivalent employees	7,802	8,022	(2.7)	7,888	8,091	(2.5)

FREE CASH FLOW (4)

(Thousands)	13 Weeks Ended Mar 30, 2008	3 Months Ended Mar 31, 2007	26 Weeks Ended Mar 30, 2008	6 Months Ended Mar 31, 2007

Operating income	$22,264	$39,797	$75,967	$103,549
Depreciation and amortization	25,270	25,109	49,886	49,897
Stock compensation	1,610	1,855	3,124	3,964
Cash interest expense	(19,933)	(23,554)	(41,864)	(47,974)
Financial income	1,520	1,522	3,316	3,031
Cash income taxes	(16,162)	(20,476)	(21,125)	(40,104)
Minority interest	11	(300)	(596)	(804)
Capital expenditures	(4,778)	(7,006)	(10,840)	(12,649)

	$9,802	$16,947	$57,868	$58,910

NOTES:

(1)

Adjusted net income and adjusted earnings per common share, which are defined as income available to common stockholders and earnings per common share adjusted to exclude unusual matters and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income available to common stockholders and earnings per common share are included in a table accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee’s 50% ownership in Madison and Tucson, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(3)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP financial measure. See (1) above. The company believes operating cash flow provides meaningful supplemental information because of its focus on results from operations before depreciation and amortization and earnings from equity investments. Reconciliations of operating cash flow to operating income, the most directly comparable GAAP measure, are included in a table accompanying this release.

(4)

Free cash flow, which is defined as operating income, plus depreciation and amortization, stock compensation and financial income, minus financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. The company believes free cash flow provides meaningful supplemental information because of its focus on results from operations after inclusion or exclusion of the several factors noted above. Reconciliations of free cash flow to operating income, the most directly comparable GAAP measure, are included in a table accompanying this release.

(5)	The 13-week period ended March 30, 2008, had one more business day, a Sunday, than the previous year for all except the former Pulitzer properties. There were no day exchanges in the 26-week period.

(6)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(7)	The company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2007. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100